UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

The Marygold Companies, Inc.
(Exact name of registrant as specified in its charter)

Nevada 000-29913 90-1133909 (state of incorporation) (Commission File Number) (IRS Employer I.D. Number) 120 Calle Iglesia, Unit B San Clemente, CA 92672 Tel. (949) 429-5370 Fax. (888) 312-0124
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value	MGLD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K/A (Amendment No. 1) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding purchase price adjustments, if any. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected payment dates. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed by The Marygold Companies, Inc. (“Marygold” or the “Company”) to amend its Current Report on Form 8-K (the “Prior 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2021, in connection with the Share Purchase Agreement (the “Agreement”) it's wholly-owned subsidiary, Marygold & Co. (UK) Limited, a U.K. limited company, ("Marygold UK") entered into with Keith John Halford (the “Seller”) to purchase the entire issued share capital of Tiger Financial & Asset Management Limited, a U.K. limited company (“Tiger Financial”).

The Company is filing this Amendment solely to provide an update regarding the completion of the acquisition of Tiger Financial and to disclose the Company’s press release announcing the acquisition.

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in the Prior 8-K, on August 17, 2021, the Company, through its wholly-owned subsidiary Marygold UK, entered into the Agreement with the Seller to purchase the entire issued share capital of Tiger Financial, subject to other possible adjustments as set forth in the Agreement.

On June 20, 2022, Marygold UK entered into a Variation Agreement providing for a revised schedule of payments which shall be paid by Marygold UK to the Seller, as described therein (the “Variation Agreement”).

All defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement. The foregoing description of the Agreement and the Variation Agreement are not complete and are subject to and qualified in their entirety by: (i) reference to the copy of the Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 17, 2021 and incorporated by reference; and (ii) reference to the copy of the Variation Agreement filed as Exhibit 10.2 hereto and incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 20, 2022, the Company, through its wholly owned subsidiary, Marygold UK, completed the closing of the Agreement entered into on August 13, 2021, and amended pursuant to the Variation Agreement entered into on June 20, 2022, with the Seller to purchase the entire issued share capital of Tiger Financial in exchange for an aggregate purchase price of £2,363,977 (approximately US$2,978,611) (the “Purchase Price”), subject to other possible adjustments as set forth in the Agreement. Payment of the Purchase Price shall take place in three installments, commencing on the closing date, in accordance with the Variation Agreement.

All defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement. The foregoing description of the Agreement and the Variation Agreement are not complete and are subject to and qualified in their entirety by: (i) reference to the copy of the Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 17, 2021 and incorporated by reference; and (ii) reference to the copy of the Variation Agreement filed as Exhibit 10.2 hereto and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 2.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On June 21, 2022, the Company issued a press release announcing the closing of the Agreement. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.          Description

10.1         Form of Share Purchase Agreement (the “Agreement”) entered into on August 13, 2021, with Keith John Halford (the “Seller”) to purchase the entire issued share capital of Tiger Financial & Asset Management Limited (1)

10.2         Variation Agreement entered into on June 20, 2022 (2)

99.1         Press Release of The Marygold Companies, Inc., dated June 21, 2022 (2)

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Previously filed as exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 17, 2021 and incorporated herein by this reference.

(2) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 THE MARYGOLD COMPANIES, INC.

Date: June 21, 2022                                                                                                                                    By: /s/ Nicholas Gerber
  Nicholas Gerber
  Chief Executive Officer